Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of SMTC Corporation of our report dated March 8, 2018 relating to the consolidated financial statements of SMTC Corporation, which appears in SMTC Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Ontario, Canada

January 7, 2019